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                                                                      Exhibit 21

                      SUBSIDIARIES OF PROGRESS ENERGY, INC.
                              AT DECEMBER 31, 2001

The following is a list of certain direct and indirect subsidiaries of Progress Energy, Inc. and their respective states of incorporation:

Carolina Power & Light Company                                  North Carolina
         Caronet, Inc.                                          North Carolina

Florida Progress Corporation                                    Florida
         Florida Power Corporation                              Florida
         Progress Telecommunications Corporation                Florida
         Progress Capital Holdings, Inc.                        Florida
                  Progress Fuels Corporation                    Florida
                           Progress Rail Services Corporation   Alabama

North Carolina Natural Gas Corporation                          Delaware

Progress Ventures, Inc.                                         North Carolina

Strategic Resource Solutions Corp.                              North Carolina

Progress Energy Service Company, LLC                            North Carolina